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                                                           EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

FORE Systems, Inc. owns, either directly or indirectly, through another wholly-owned subsidiary, all of the outstanding equity interests in each of the following companies which do business under their respective corporate names:

SUBSIDIARY                                     JURISDICTION OF INCORPORATION
----------                                     -----------------------------
FORE SYSTEMS Holding Corporation               Delaware
FORE Systems Federal, Inc.                     Delaware
FORE Systems Worldwide, Inc.                   Delaware
ALANTEC Corporation                            Delaware
CellAccess Technology, Inc.                    California
Scalable Networks, Inc.                        Delaware
Cadia Networks, Inc.                           Delaware
Nemesys Holding Company                        Delaware
ALANTEC International, Inc.                    California
FORE Systems Japan, Inc.                       Japan
FORE Systems Limited                           United Kingdom
FORE Systems International Inc.                Barbados
FORE Systems GmbH                              Federal Republic of Germany
Nemesys Research                               United Kingdom
FORE Systems S.A.R.L.                          France
FORE Systems AG                                Switzerland
FORE Systems B.V.                              Netherlands
FORE Systems Limited                           Hong Kong
FORE Systems Limited                           Ireland
FORE Systems Limited                           Bermuda